EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-172824 on Form S-8 of our report dated November 27, 2013, relating to the consolidated financial statements of New Energy Technologies, Inc. and Subsidiaries ("the Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2013.

/S/ PETERSON SULLIVAN LLP
Seattle, Washington
November 27, 2013